EXHIBIT 10.16










                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                       AMERICAN RADIO SYSTEMS CORPORATION,

                      AMERICAN RADIO SYSTEMS LICENSE CORP.

                                       AND

                         JAMES CRYSTAL ENTERPRISES, L.C.

                                      * * *

                                OCTOBER 24, 1997

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                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.  DEFINITIONS......................................................1
         "Accounts Receivable"...............................................1
         "Assets"............................................................1
         "Closing"...........................................................1
         "Closing Date"......................................................1
         "Communications Act"................................................2
         "Consents"..........................................................2
         "Contracts".........................................................2
         "Escrow Agent"......................................................2
         "Escrow Agreement"..................................................2
         "FCC"...............................................................2
         "FCC Consent".......................................................2
         "FCC Licenses"......................................................2
         "Final Order".......................................................2
         "Intangibles".......................................................2
         "Licenses"..........................................................2
         "Permitted Liens"...................................................3
         "Purchase Price"....................................................3
         "Real Property".....................................................3
         "Tangible Personal Property"........................................3

SECTION 2.  PURCHASE AND SALE OF ASSETS......................................3
         2.1      Agreement To Sell and Buy..................................3
         2.2      Excluded Assets............................................3
         2.3      Purchase Price.  ..........................................4
         2.4      Payment of Purchase Price..................................5
         2.5      Assumption of Liabilities and Obligations..................5

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER.........................5
         3.1      Organization, Standing, and Authority......................5
         3.2      Authorization and Binding Obligation.......................5
         3.3      Absence of Conflicting Agreements..........................6
         3.4      Governmental Licenses......................................6
         3.5      Title to and Condition of Real Property....................6
         3.6      Title to and Condition of Tangible Personal Property.......6
         3.7      Insurance..................................................7
         3.8      Reports....................................................7


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         3.9      Taxes......................................................7
         3.10     Claims and Legal Actions...................................7
         3.11     Compliance with Laws.......................................7
         3.12     Broker.....................................................7

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER..........................8
         4.1      Organization, Standing, and Authority......................8
         4.2      Authorization and Binding Obligation.......................8
         4.3      Absence of Conflicting Agreements..........................8
         4.4      Broker.....................................................8
         4.5      Availability of Funds......................................8
         4.6      Qualification..............................................8

SECTION 5.  OPERATIONS OF THE STATION PRIOR TO CLOSING.......................9
         5.1      Generally..................................................9
         5.2      Disposition of Assets......................................9
         5.3      Encumbrances...............................................9
         5.4      Licenses...................................................9
         5.5      Access to Information......................................9
         5.6      Maintenance of Assets......................................9
         5.7      Insurance..................................................9
         5.8      Consents..................................................10
         5.9      Notification..............................................10

SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS................................10
         6.1      FCC Consent...............................................10
         6.2      Control of the Station....................................10
         6.3      Risk of Loss..............................................11
         6.4      Confidentiality...........................................11
         6.5      Cooperation...............................................11

SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                    AT CLOSING..............................................12
         7.1      Conditions to Obligations of Buyer........................12
         7.2      Conditions to Obligations of Seller.......................13

SECTION 8.  CLOSING AND CLOSING DELIVERIES..................................13
         8.1      Closing...................................................13
         8.2      Deliveries by Seller......................................14


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         8.3      Deliveries by Buyer.......................................15

SECTION 9.  TERMINATION.....................................................15
         9.1      Termination by Seller.....................................15
         9.2      Termination by Buyer......................................16
         9.3      Rights on Termination.....................................16
         9.4      Escrow Deposit............................................16
         9.5      Procedure and Effect of Termination.......................17

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                   INDEMNIFICATION; CERTAIN REMEDIES........................17
         10.1     Survival..................................................17
         10.2     Indemnification by Seller.................................17
         10.3     Indemnification by Buyer..................................18
         10.4     Procedure for Indemnification.............................19
         10.5     Attorneys' Fees...........................................21

SECTION 11.  MISCELLANEOUS..................................................21
         11.1     Fees and Expenses.........................................21
         11.2     Notices...................................................21
         11.3     Benefit and Binding Effect................................22
         11.4     Further Assurances........................................22
         11.5     Governing Law.............................................23
         11.6     Headings..................................................23
         11.7     Entire Agreement..........................................23
         11.8     Waiver of Compliance; Consents............................23
         11.9     Press Release.............................................23
         11.10    Exclusive Negotiations....................................23
         11.11    Counterparts..............................................24



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                         LIST OF SCHEDULES AND EXHIBITS

                  Schedule 2.2      --       Excluded Assets

                  Schedule 3.3      --       Consents

                  Schedule 3.4      --       Licenses

                  Schedule 3.5      --       Real Property

                  Schedule 3.6      --       Tangible Personal Property

                  Schedule 3.7      --       Insurance Policies

                  Schedule 3.10     --       Litigation

                  Schedule 9.4      --       Form of Escrow Agreement


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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is dated as of the 24th day of October, 1997, by and among James Crystal Enterprises, L.C., a Florida limited liability company ("Buyer"), American Radio Systems Corporation, a Delaware corporation ("ARSC"), and American Radio Systems License Corp., a Delaware corporation ("ARSLC" and collectively with ARSC, "Seller").

                                 R E C I T A L S

         A. ARSC is the owner of and operator of, and its wholly owned subsidiary ARSLC is the licensee of, radio station WEAT(AM), West Palm Beach, Florida (the "Station") pursuant to authorizations issued by the Federal Communications Commission.

         B. Seller desires to sell, and Buyer desires to buy, certain of the assets that are used in the operation of the Station, for the price and on the terms and conditions set forth in this Agreement.

                               A G R E E M E N T S

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Seller, intending to be bound legally, agree as follows:

SECTION 1.  DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the rights of Seller to payment for the sale of advertising or programming time run on the Station by Seller prior to the Adjustment Time (as defined in Section 2.3(b)).

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under this Agreement, as specified in Section 2.1.

         "Closing" means the consummation of the purchase and sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.


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         "Communications Act" means the Communications Act of 1934, as amended.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts"  means all contracts  (except the tower Lease  described in
Schedule 3.5), leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which Seller is a party and which relate to the Assets or the business or operations of the Station, and (i) which are in effect on the date of this Agreement or (ii) which are entered into by Seller between the date of this Agreement and the Closing Date.

         "Escrow Agent" means ________________________.

         "Escrow Agreement" means the Escrow Agreement, of even date herewith, by and among Buyer, Seller and the Escrow Agent in the form of Schedule 9.4 hereof.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement, which action need not have become a Final Order.

         "FCC Licenses" means all Licenses issued by the FCC to Seller in connection with the business or operations of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and which are used in the operation of the Station, including, without limitations, the call letters WEAT, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Licenses" means all licenses, permits, and other authorizations issued to Seller by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental


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authorities in connection  with the conduct of the business or operations of the
Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Permitted  Liens"  means (a) liens for taxes not yet due and  payable;
(b) landlord's liens created by statute or agreement for amounts not yet delinquent; (c) liens or encumbrances on the Real Property that do not materially affect the current use, enjoyment and value thereof; and (d) mechanics' liens and other similar liens not yet delinquent which shall be removed prior to Closing.

         "Purchase Price" means the purchase price specified in Section 2.3.

         "Real Property" means the tower lease described in Schedule 3.5.

         "Tangible Personal Property" means the antenna, transmitting equipment, and other tangible personal property which are located at the transmitting site of the Station and used in the operation of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding any excluded assets described in Section 2.2.

SECTION 2.  PURCHASE AND SALE OF ASSETS

         2.1 Agreement To Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase on the Closing Date, the tangible assets, both real and personal, described below and used in the operation of the Station, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Liens), including the following:

                  (a)      The Tangible Personal Property;

                  (b)      The Real Property;

                  (c)      The Licenses; and

                  (d) Except for the documents described in Section 2.2(b), all records relating to the Assets including all records required by the FCC to be kept by the Station.

         2.2 Excluded Assets. The Assets shall exclude the following assets:

                  (a) Seller's cash on hand as of the Closing and all other cash in any of Seller's bank or savings accounts; any insurance policies, letters of credit, or other similar items and cash


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surrender  value in regard  thereto;  and any  stocks,  bonds,  certificates  of deposit and similar investments;

                  (b) All books and records of Seller that pertain to Seller's corporate organization and other internal matters not relating to the operations of the Station and Seller's financial records;

                  (c) Any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements;

                  (d) The Accounts Receivable;

                  (e) The real property and tangible personal property of Seller which is located at the current office and studio site of the Station;

                  (f)  The items set forth in Schedule 2.2 hereto;

                  (g)  All Contracts;

                  (h)  All Intangible Property; and

                  (i) Any assets and property of Seller which relate to radio stations of Seller other than the Station.

         2.3 Purchase Price.

                  (a) The Purchase Price for the Assets shall be One Million Five Hundred Thousand Dollars ($1,500,000), adjusted as provided in Section 2.3(b).

                  (b) Prorations. The Purchase Price shall be increased or decreased as required to effectuate the proration of expenses and income of the Station as of 12:01 a.m., Eastern time, on the Closing Date (the "Adjustment Time"). All expenses and income arising from the operation of the Station, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), FCC regulatory fees, and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that (i) Seller shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the Closing Date, and Buyer shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Closing Date and
(ii) Seller shall be entitled to all income allocable to the period prior to the Closing Date, and Buyer shall be entitled to all income allocable to the period on or after the Closing Date.


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                  (c) Manner of Determining  Adjustments.  Any adjustments will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment by the appropriate party occurring no later than ninety
(90) days after the Closing Date or such other date upon which the parties shall mutually agree.

         2.4 Payment of Purchase Price. The Purchase Price, as adjusted pursuant to Section 2.3(b), shall be paid by Buyer to Seller at Closing by wire transfer of same-day funds pursuant to wire instructions which shall be delivered by Seller to Buyer, at least two (2) days prior to the Closing Date. The Escrow Amount (as defined in Section 9.3 below) shall be disbursed to Seller at Closing by the Escrow Agent and shall be applied as a credit in favor of Buyer against the payment of the Purchase Price.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform any obligation or liability of Seller relating to the Assets or the Station to the extent that either (1) the obligations and liabilities relate to the period after the Adjustment Time or (2) the Purchase Price was reduced pursuant to Section 2.3(b) as a result of the proration or adjustment of such obligations and liabilities (the "Assumed Liabilities"). Buyer shall not be required to assume any of the following: (i) any obligations or liabilities under any Contract, (ii) any liability or obligation arising out of any litigation, proceeding or claim relating to the business or operations of the Station or any of the Assets with respect to any events or circumstances that occur or exist prior to the Closing Date, and (iii) any credit agreements, note purchase agreements, indentures, or other financing arrangements of Seller. Seller shall retain all liabilities of Seller not assumed by Buyer.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing, and Authority. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority (i) to own, lease, and use the Assets as now owned, leased, and used by it, (ii) to conduct the business and operations of the Station as now conducted, and (iii) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Seller hereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the operations of the Station or any of the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller. Assuming the due authorization, execution and delivery of this Agreement by


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Buyer, this Agreement  constitutes the legal,  valid, and binding  obligation of
Seller, enforceable against it in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.3, including, without limitation, the FCC Consent, the execution, delivery, and performance of this Agreement by Seller and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party (including, without limitation, the consent of any governmental, regulatory, administrative or similar authority); (ii) do not conflict with any provision of the Certificate of Incorporation or Bylaws of Seller; (iii) do not violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental authority to which Seller is bound; (iv) do not conflict with, constitute grounds for termination of, result in a material breach of, constitute a material default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Seller is a party or by which Seller may be bound; and (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets.

         3.4 Governmental Licenses. Schedule 3.4 identifies the FCC Licenses used in the current operations of the Station and all other material Licenses used in the current operation of the Station. Each FCC License is in full force and effect, and ARSLC is the authorized legal holder thereof. The conduct of the business and operations of the Station is in accordance with the FCC Licenses in all material respects. The FCC Licenses listed on Schedule 3.4 constitute all of the licenses and authorizations required under the Communications Act or the current rules, regulations and policies of the FCC in connection with the business and operations of the Station as currently operated.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains an accurate description as of the date of this Agreement of the Real Property and Seller's interests therein. The lease included in the Real Property is valid and binding and enforceable in accordance with its terms. Except as set forth in
Schedule 3.5, Seller holds such leasehold interest free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, charges and other encumbrances except as expressly set forth in the underlying lease therefor and except for Permitted Liens.

         3.6 Title to and Condition of Tangible Personal Property. Schedule 3.6 lists as of the date of this Agreement all material items of Tangible Personal Property included in the Assets. Except as described in Schedule 3.6, Seller owns and has good title to each item of Tangible Personal Property listed in
Schedule 3.6, and none of the Tangible Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other

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lien or encumbrance,  except for Permitted Liens. The material items of Tangible
Personal Property are in good operating condition and adequate repair (given the age of such property and the use to which such property is put and ordinary wear and tear excepted).

         3.7 Insurance. Schedule 3.7 is a true and complete list as of the date of this Agreement of all insurance policies of Seller covering the Assets of the Station. All such policies of insurance are in full force and effect as of the date of this Agreement.

         3.8 Reports. To Seller's knowledge, the material returns, reports, and statements required to be filed by Seller with the FCC with respect to the Station or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction over Seller and the Station have been complied with by Seller in all material respects. All of such material returns, reports, and statements are substantially complete and correct as filed. Seller has timely paid to the FCC all annual regulatory fees required to be paid by Seller with respect to the FCC Licenses.

         3.9 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and it has properly accrued or paid or caused to be properly accrued or paid all taxes shown on those returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto.

         3.10 Claims and Legal Actions. Except for any FCC rulemaking proceedings generally affecting the radio broadcasting industry and not particular to Seller, and except as may be listed on Schedule 3.10 attached hereto, as of the date of this Agreement, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller with respect to its ownership or operation of the Station or otherwise relating to the Assets or the business or operations of the Station.

         3.11 Compliance with Laws. Seller has complied in all material respects with the Licenses and all federal, state, and local laws, rules, regulations, and ordinances applicable or relating to the ownership and operation of the Station.

         3.12 Broker. Neither Seller nor any person acting on Seller's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

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SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing, and Authority. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida. Buyer has all requisite limited liability company power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary limited liability company actions on the part of Buyer. Assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.3, including, without limitation, the FCC Consent, the execution, delivery, and performance by Buyer of this Agreement by Buyer and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party (including, without limitation, the consent of any governmental, regulatory, administrative or similar authority); (ii) do not conflict with any provision of the organizational documents of Buyer; (iii) do not violate in any material respect any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental authority to which Buyer is bound; or (iv) do not conflict with, constitute grounds for termination of, result in a material breach of, constitute a material default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, material instrument, material license, or material permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire or operate the Assets.

         4.4 Broker. Neither Buyer nor any person acting on Buyer's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         4.5 Availability of Funds. Buyer will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

         4.6 Qualification. Buyer is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act and the rules, regulations and policies of the FCC. Buyer knows of no fact that would, under existing law and


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the  existing  rules,  regulations,  policies  and  procedures  of the  FCC  (a)
disqualify Buyer as an assignee of the Licenses or as the owner and operator of the Station or (b) cause the FCC to fail to approve in a timely fashion any of the applications for FCC Consent. No waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the Licenses to Buyer, nor will processing pursuant to any exception to a rule of general applicability be requested or required in connection with the consummation of the transactions contemplated hereby.

SECTION 5.  OPERATIONS OF THE STATION PRIOR TO CLOSING

         5.1 Generally. Seller agrees that, between the date of this Agreement and the Closing Date, Seller shall operate the Station in all material respects in the ordinary course of business in accordance with its past practices (except where such conduct would conflict with the following covenants or with Seller's other obligations under this Agreement, including, without limitation, Seller's obligations under Section 6.6), and in accordance with the other covenants in this Section 5.

         5.2 Disposition of Assets. Seller shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except in connection with the acquisition of replacement property of equivalent kind and value or where no longer used in the operations of the Station.

         5.3 Encumbrances. Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for Permitted Liens and liens that will be removed on or prior to the Closing Date.

         5.4 Licenses. Seller shall continue to operate the Station in all material respects in accordance with the terms of its FCC Licenses and all applicable laws and FCC rules and regulations.

         5.5 Access to Information. Seller shall give Buyer and its authorized representatives during normal business hours and with reasonable prior notice, access to the Assets for the purpose of audit and inspection.

         5.6 Maintenance of Assets. Seller shall use its commercially reasonable efforts to maintain all of the Assets in the same condition as on the date hereof (wear and tear excepted).

         5.7 Insurance. Seller shall maintain the existing insurance policies or other policies providing substantially similar coverage on the Station and the Assets through the Closing Date.

         5.8 Consents. Seller and Buyer shall each cooperate with the other in making all commercially reasonable efforts to obtain or cause to be obtained prior to the Closing Date the

Consents, without any change in the terms or conditions of any License that could be materially less advantageous to the Station than those pertaining under the License as in effect on the date of this Agreement. Seller shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents.

         5.9 Notification. Seller shall promptly notify Buyer in writing of any unusual or material developments with respect to the business or operations of the Station, and of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 of this Agreement.


SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent.

                  (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

                  (b) Seller and Buyer shall promptly prepare an appropriate application for the FCC Consent and shall file the application with the FCC within two (2) business days of the execution of this Agreement. The parties shall prosecute the application with all commercially reasonable diligence and otherwise use their commercially reasonable efforts to obtain a grant of the application as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was not imposed on it as the result of a breach by such party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Buyer and Seller shall oppose any requests for reconsideration or judicial review of the FCC Consent. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its rights under Section 9.

         6.2 Control of the Station. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of Seller until the Closing.

         6.3 Risk of Loss.

                  (a) The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing.

                  (b) If any damage or destruction of the Assets or any other event occurs which (i) causes the Station to cease broadcasting operations for a period of thirty (30) or more days or (ii) prevents in any material respect signal transmission by the Station in the normal and usual manner and Seller fails to restore or replace the Assets so that normal and usual transmission is resumed within thirty (30) days of the damage, destruction or other event, Buyer, in its sole discretion, may (x) terminate this Agreement forthwith without any further obligations of either party (other than return of the Escrow Amount) hereunder upon written notice to Seller or (y) proceed to consummate the transaction contemplated by this Agreement and complete the repair, restoration or replacement of the Assets after the Closing Date, in which event (A) Seller shall deliver to Buyer all insurance proceeds received in connection with such damage, destruction or other event; and (B) Seller shall have no further liability or responsibility in connection with such repair, restoration or replacement.

         6.4 Confidentiality. Except as necessary for the consummation of the transactions contemplated by this Agreement, including Buyer's obtaining of financing related hereto, except in connection with the American Sale (as defined in Section 11.10 below) and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and the rules and regulations of securities markets, the parties will keep confidential any information (including, without limitation, financial information and information regarding program contracts and revenue) obtained from the other party in the course of investigating, negotiating and performing the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all written information (including all documents, work papers and other written confidential material) and any written record of all oral information obtained by such party from the other party in connection with the transactions contemplated by this Agreement, and all copies thereof, including corporate data files with respect thereto. Subject to applicable FCC and other legal requirements, no public announcement regarding this Agreement and the transactions contemplated hereby shall be made without the express written approval of both Buyer and Seller.

         6.5 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement.

         6.6 Time Brokerage Agreement. Buyer and Seller shall use good faith efforts to negotiate a Time Brokerage Agreement which shall become effective no later than December 15, 1997. The Time Brokerage Agreement shall contain terms and conditions which are customary in the radio broadcasting industry.


SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                    AT CLOSING

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and accurate in all material respects at and as of the Closing Date as though made at and as of that time except to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates and for changes that are permitted or contemplated pursuant to this Agreement.

                  (b) Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Consents. All Consents designated with an asterisk as "material" on Schedule 3.3 shall have been obtained and delivered to Buyer without the imposition of any condition that would be materially adverse to Buyer in any such agreement or any such governmental license, permit, or other authorization.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any conditions that need not be complied with by Buyer under Section 6.1 hereof, and Seller shall have complied with any conditions imposed on it by the FCC Consent.

                  (e) Governmental Authorizations. Seller shall be the holder of the main station FCC License and there shall not have been any modification of such License that could reasonably be expected to have a material adverse effect on the Station. Other than proceedings generally affecting the radio broadcasting industry, no proceeding shall be pending the effect of which could reasonably be expected to result in the revocation, cancellation, failure to renew, suspension, or material adverse modification of such License.

                  (f) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect that restrains or prohibits Buyer from consummating the transactions contemplated by this Agreement.

                  (g) Deliveries. Seller shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.

         7.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing are subject at Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects at and as of the Closing Date as though made at and as of that time except to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates or for changes that are permitted or contemplated pursuant to this Agreement.

                  (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) FCC Consent. The FCC Consent shall have been granted without the imposition on Seller of any conditions that need not be complied with by Seller under Section 6.1 hereof, and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

                  (d) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect that restrains or prohibits Seller from consummating the transactions contemplated by this Agreement.

                  (e) Deliveries. Buyer shall have made or stand willing to make all the deliveries to Seller set forth in Section 8.3.

SECTION 8.  CLOSING AND CLOSING DELIVERIES

         8.1 Closing.

                  (a) Closing Date. Subject to the satisfaction or waiver (by the party for whose benefit the closing condition is imposed) on the date scheduled for Closing of all of the conditions precedent to the holding of the Closing set forth in Section 7 hereof, the Closing shall take place at 10:00 a.m., Eastern time, on a date to be set by Buyer on at least five (5) business days' written notice to Seller, that is (1) not earlier than ten (10) business days after the FCC

Consent shall have been granted, and (2) not later than (20) twenty business days following the date upon which the FCC Consent shall have been granted. If Buyer fails to specify the date for the Closing pursuant to the preceding sentence prior to the tenth (10th) business day after the date upon which the FCC Consent has been granted, the Closing shall take place on the twentieth
(20th) business day after the date upon which the FCC Consent has been granted subject to the satisfaction or waiver of all of the conditions precedent to the holding of the Closing. Notwithstanding the foregoing and subject to the satisfaction or waiver of all of the conditions precedent to the holding of the Closing, in the event that the FCC's consent to the American Sale (as defined in Section 11.10) requires the prior or contemporaneous consummation of this Agreement as a condition precedent to the consummation of the American Sale, Seller shall have the right to set or delay the Closing Date on or to a date selected by Seller on at least five (5) business days written notice to Buyer which date shall not be later than the earlier of (i) October 15, 1998 or (ii) the closing date under the American Sale Agreement (as defined in Section 11.10).

                  (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800,
Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed bill of sale, assignments, and other transfer documents which shall be sufficient to vest good title to the Assets in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations except for Permitted Liens;

                  (b) Consents. An executed copy of any instrument evidencing receipt of any material Consent and any other consent obtained by Seller;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Seller by a duly authorized officer of Seller, certifying as to the fulfillment of the conditions set forth in Sections 7.1(a) and (b);

                  (d) Releases. Any mortgage discharges or releases of liens that are necessary in order for the Assets to be free and clear of all liens, mortgages or security interests, other than the Permitted Liens;

                  (e) Good Standing Certificates. A certificate as to the existence and good standing of Seller issued by the Secretary of State of the State of Delaware, dated not more than ten (10) days before the Closing Date.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Purchase Price, as adjusted pursuant to Section 2.3;

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations with respect to the Assets as provided in Section 2.5;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by a duly authorized officer of Buyer, certifying as to the fulfillment of the conditions set forth in Sections 7.2(a) and (b);

                  (d) Good Standing Certificates. A certificate as to the existence and good standing of Buyer issued by the Secretary of State of the State of Florida, dated not more than ten (10) days before the Closing Date.

SECTION 9.  TERMINATION

         9.1 Termination by Seller. This Agreement may be terminated by Seller, if Seller is not then in material default of the obligations under this Agreement, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a) Conditions. If, on the date that would otherwise be the Closing Date, Seller shall have notified Buyer in writing that one or more of the conditions precedent to the obligations of Seller set forth in Section 7.2 of this Agreement have not been satisfied by Buyer or waived in writing by Seller and such condition shall not have been satisfied by Buyer or waived in writing by Seller within fifteen (15) days following such notice.

                  (b) Upset Date. If the Closing has not occurred by July 1, 1998 (the "Upset Date"); provided, however, that if the Closing has not occurred on or prior to the Upset Date, Seller shall have the right at its sole option to extend the Upset Date to a date required to permit consummation of the American Sale Agreement but in no event shall such date be later than October 15, 1998.

                  (c) Breach. If Buyer has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within fifteen (15) days after Buyer receives written notice of such breach from Seller.

         9.2 Termination by Buyer. This Agreement may be terminated by Buyer, if Buyer is not then in material default of the obligations under this Agreement, upon written notice to Seller, upon the occurrence of any of the following:

                  (a) Conditions. If, on the date that would otherwise be the Closing Date, Buyer shall have notified Seller in writing that one or more of the conditions precedent to the obligations of Buyer set forth in Section 7.1 of this Agreement have not been satisfied by Seller or waived in writing by Buyer and such conditions shall not have been satisfied by Seller or waived in writing by Buyer within fifteen (15) days following such notice.

                  (b) Upset Date. If the Closing has not occurred by the Upset Date; provided, however, that if the Closing has not occurred on or prior to the Upset Date, Seller shall have the right at its sole option to extend the Upset Date to a date required to permit consummation of the American Sale Agreement but in no event shall such date be later than October 15, 1998.

                  (c) Breach. If Seller has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within fifteen (15) days after Seller received written notice of such breach from Buyer.

         9.3 Rights on Termination.  If this Agreement is terminated pursuant to
Section 9.1 or Section 9.2 and neither party is in material breach of this Agreement, the parties hereto shall not have any further liability to each other with respect to the purchase and sale of the Assets and Buyer shall be entitled to the return of the Escrow Deposit (as defined below), together with all interest earned thereon (the "Escrow Amount"). If this Agreement is terminated by Seller pursuant to Section 9.1 and Buyer shall be in material breach of its obligations, representations, warranties or covenants under this Agreement, then the payment to Seller of the Escrow Amount shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Seller by reason of Buyer's material breach of this Agreement. Seller and Buyer agree in advance that actual damages for Seller would be difficult to ascertain and that the Escrow Amount is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's material breach of its obligations, representations, warranties or covenants under this Agreement. If this Agreement is terminated by Buyer pursuant to Section 9.2 due to Seller's material breach of this Agreement, Buyer shall have all rights and remedies available at law; provided, however, that damages shall not exceed Five Hundred Thousand Dollars ($500,000). If this Agreement is terminated and Buyer is not in material breach of its obligations, representations, warranties and covenants, Buyer shall be entitled to the return of the Escrow Amount.

         9.4 Escrow Deposit. Buyer shall deposit on the first business day following the date hereof with the Escrow Agent the sum of Seventy-Five Thousand Dollars ($75,000) (the "Escrow Deposit") in accordance with the Escrow Agreement. All such funds deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement and this Agreement and at the Closing, the Escrow Amount shall be disbursed to Seller as a credit in favor of Buyer against the payment of the Purchase Price.

         9.5 Procedure and Effect of Termination.

                  (a) In the event of termination of this Agreement by either or both of Buyer and/or Seller pursuant to Sections 9.1 and/or 9.2, prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any of the rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement.

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                   INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Survival. The representations and warranties contained in this Agreement shall not survive the Closing. Any claim for indemnification in respect of a covenant or agreement of Buyer or Seller hereunder to be performed before the Closing shall be made before the expiration of the twelve-month anniversary of the Closing Date. The covenants and agreements of Buyer and Seller contained herein to be performed in any respect after the Closing Date shall survive the Closing Date until fully discharged and performed.

         10.2 Indemnification by Seller. After the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities, or damages resulting from nonfulfillment of any covenant by Seller contained in this Agreement or in any certificate, document, or instrument prepared by Seller and delivered to Buyer under this Agreement.

                  (b) Any failure by Seller to pay, perform or discharge any and all obligations of Seller not assumed by Buyer pursuant to this Agreement.

                  (c) Any litigation, proceeding or claim by any third party arising from the business or operations of the Assets by Seller prior to the Closing Date.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  (e) Seller's  obligation to indemnify  Buyer  pursuant to this
Section 10.2 shall be subject to all of the following limitations:

                      (i) No indemnification shall be required to be made by Seller under this Section 10.2 until the aggregate amount of damages of Buyer exceeds Fifty Thousand Dollars ($50,000) and then only with respect to the amount of such damages in excess of Fifty Thousand Dollars ($50,000) (the prorations under Section 2.3(b) shall not be subject to this limitation); provided that Seller's maximum liability for the entire amount owed pursuant to this Section 10.2 is One Hundred Fifty Thousand Dollars ($150,000).

                      (ii) Buyer shall be entitled to indemnification only for those damages arising with respect to any claim as to which Buyer has given Seller written notice within the appropriate time period set forth in Section
10.1 hereof for such claim.

                      (iii) Following the Closing, the sole and exclusive remedy for Buyer for any claim against Seller (whether such claim is framed in tort, contract or otherwise) arising out of a breach of any covenant or other agreement herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the operations of the Station shall be a claim for indemnification pursuant to this Section 10.2.

                      (iv) Anything in this Agreement or any applicable law to the contrary notwithstanding, it is understood and agreed by Buyer that no director, officer, employee, agent or affiliate of Seller shall have any personal liability to Buyer as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or the operations of the Station and Buyer waives and releases and shall have no recourse against any of such parties.

         10.3 Indemnification by Buyer. After the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities, or damages resulting from nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to Seller under this Agreement.

                  (b) Any failure by Buyer to pay, perform or discharge any and all obligations of Seller assumed by Buyer pursuant to this Agreement.

                  (c) Any litigation, proceeding or claim arising from the business or operations of the Assets on or after the Closing Date.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  (e) Buyer's  obligation to indemnify  Seller  pursuant to this
Section 10.3 shall be subject to all of the following limitations:

                      (i) No indemnification shall be required to be made by Buyer under this Section 10.3 until the aggregate amount of damages of Seller exceeds Fifty Thousand Dollars ($50,000) and then only with respect to the amount of such damages in excess of Fifty Thousand Dollars ($50,000) (the prorations under Section 2.3(b) shall not be subject to this limitation); provided that Buyer's maximum liability for the entire amount owed pursuant to this Section 10.3 is One Hundred Fifty Thousand Dollars ($150,000).

                      (ii) Seller shall be entitled to indemnification only for those damages arising with respect to any claim as to which Seller has given
Buyer  written  notice within the  appropriate  time period set forth in Section
10.1 hereof for such claim.

                      (iii) Following the Closing, the sole and exclusive remedy for Seller for any claim against Buyer (whether such claim is framed in tort, contract or otherwise) arising out of a breach of any covenant or other agreement herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the operations of the Station shall be a claim for indemnification pursuant to this Section 10.3.

                      (iv) Anything in this Agreement or any applicable law to the contrary notwithstanding, it is understood and agreed by Seller that no director, officer, employee, agent, member or affiliate of Buyer shall have any personal liability to Seller as a result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein or otherwise and Seller waives and releases and shall have no recourse against any of such parties.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten days after written notice of such action, suit, or proceeding was given to Claimant.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim, subject to the terms hereof (including Sections 10.2(e) and 10.3(e)). If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity, subject to the terms hereof.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, then the Claimant may defend through counsel of its own choosing and (so long as it gives the Indemnifying Party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnifying Party the amount of such settlement or of any judgment and the costs and expenses of such defense. The Indemnifying Party shall not compromise or settle any third party claim, action or suit without the prior written consent of the Claimant, which consent will not be unreasonably withheld or delayed.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e) Subject to the terms hereof, the indemnification rights provided in Sections 10.2 and 10.3 shall extend to the shareholders, directors, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 Attorneys' Fees. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

SECTION 11.  MISCELLANEOUS

         11.1 Fees and Expenses. Any federal, state, or local sales or transfer tax and document stamps, or other charges levied by any governmental entity arising in connection with the conveyance of the Assets by Seller to Buyer pursuant to this Agreement shall be paid by Buyer. Buyer and Seller shall each pay one-half of all filing fees required by the FCC and of any other governmental filing fees. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives. Each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

         11.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Seller:
                                  American Radio Systems Corporation
                                  116 Huntington Avenue
                                  Boston, Massachusetts  02116
                                  Attention: Michael B. Milsom, General Counsel
                                  Telecopy:  (617) 375-7575
                                  Telephone:  (617) 375-7510

With a copy (which  shall not
constitute  notice) to:           Dow,  Lohnes & Albertson,
                                  PLLC 1200 New Hampshire Avenue, N.W.
                                  Suite 800
                                  Washington, DC  20036-6802
                                  Attention:  John R. Feore, Esquire
                                  Telecopy:  (202) 776-2222
                                  Telephone:  (202) 776-2518

If to Buyer:
                                  James Crystal Enterprises, L.C.
                                  4401 South Ocean Boulevard, Suite 7
                                  Highland Beach, Florida 33487
                                  Attention: James C. Hilliard
                                  Telecopy: (561) 842-5855
                                  Telephone: (561) 844-5330

With a copy (which shall not
constitute notice) to:
                                  Haley, Bader & Potts, P.L.C.
                                  4350 North Fairfax Drive
                                  Suite 900
                                  Arlington, Virginia  22203-1633
                                  Attention:  John W. King, Esquire
                                  Telecopy: (703) 841-2345
                                  Telephone:  (703) 841-0606

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.3 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Seller may assign its rights hereunder if such assignment would not cause a delay in a grant of the FCC application filed pursuant to Section 6.1(b). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Notwithstanding the foregoing, the American Sale (as defined in Section 11.10 below) shall be expressly authorized hereunder and upon such American Sale, the successor or assignee of Seller pursuant to such American Sale shall be bound by the terms of this Agreement and Seller shall be released from any liability hereunder and thereunder. In light of the American Sale Agreement (as defined in
Section 11.10 below), Buyer shall take at Seller's expense all actions that may be reasonably requested by Seller to effectuate the terms of the American Sale Agreement, including, without limitation, filing a new FCC assignment application or amending the existing FCC assignment application to reflect that the "Seller" hereunder may become a different party from the current Seller or that a change of control of Seller may occur as a result of the American Sale. Neither the execution of the American Sale Agreement, nor the consummation of the American Sale shall constitute a breach or default hereunder and without limiting any party's rights under Section 9.1(b) or 9.2(b) hereof, any delay in obtaining the FCC Consent as a result of the American Sale shall not constitute a breach or default hereunder.

         11.4 Further Assurances. The parties shall use their commercially reasonable efforts to take any actions and execute any other documents that may be necessary or desirable under applicable laws and regulations to the implementation and consummation of this Agreement, including any additional bills of sale, assignments and assumptions, or other transfer documents that, in the reasonable opinion of the requesting party being advised by counsel, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets pursuant to this Agreement.

         11.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.6 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.7 Entire Agreement. This Agreement, the Schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         11.8 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.8.

         11.9 Press Release. Prior to the Closing, neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities, including but not limited to filings, prospectuses and other similar documents permitted or required by the Securities Act of 1933 and the Securities and Exchange Act of 1934, the Nasdaq National Market and other similar regulatory bodies as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         11.10 Exclusive Negotiations. During the term of this Agreement, except for the execution and/or consummation of that certain Agreement and Plan of Merger (the "American Sale Agreement") by and among Seller, Westinghouse Electric Corporation and R Acquisition Corp., dated as of September 19, 1997 (the "American Sale"), Seller shall not discuss or negotiate with any other possible buyer of the Station or the Assets, or invite or solicit any inquiries or proposals relating to the possible sale of all or a material portion of the Station or the Assets.

         11.11 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.

                          Buyer:

                          JAMES CRYSTAL ENTERPRISES, L.C.



                          By:_______________________________________
                                   Name:
                                   Title:


                          Seller:

                          AMERICAN RADIO SYSTEMS CORPORATION



                          By:_______________________________________
                                   Name:
                                   Title:


                          AMERICAN RADIO SYSTEMS LICENSE CORP.



                          By:_______________________________________
                                   Name:
                                   Title: